Exhibit 10.44

2018 Incentive Compensation Plan

Notice of Performance Stock Unit Grant

(MW Performance Target)

Participant:

Company:	Ormat Technologies, Inc.

Notice:

The Participant has been granted the following Performance Stock Units (“PSUs”) in accordance with the terms of this notice (the “Grant Notice”), the Performance Stock Unit Award Agreement attached hereto as Attachment A (the “Award Agreement”), and the Plan identified below (all collectively referred to herein as the “Agreement).

Type of Award:	Performance Stock Units (the “PSUs”), Capital Gain Award

Plan:	Ormat Technologies, Inc. 2018 Incentive Compensation Plan, as amended from time to time (the “Plan”)

Grant Date:

Target Number of PSUs:	Actual number of MW PSUs delivered will be between 0% and 200% of Target based on performance as defined herein.

Performance Period:	The Performance Period begins on the Grant Date and ends on the Third Anniversary of the Grant Date, inclusive.

ORMAT TECHNOLOGIES, INC. 6140 Plumas Street, Reno, NV 89519-6075, USA • +1-775-356-9029 • ormat@ormat.com	ormat.com

Vesting Date:	The Participant will receive a benefit with respect to a PSU only if it vests. Two vesting requirements must be satisfied in order for a PSU to vest - the “Active Requirement” and the applicable “Performance Requirement”. Except as otherwise provided in this Agreement, the PSUs will not vest if only one (or if neither) of such vesting requirements is satisfied. If both the Active Requirement and the applicable Performance Requirement are satisfied with respect to the applicable portion of the PSUs, the vesting date (“Vesting Date”) of each such portion of PSUs will be the first date upon which both of such requirements are satisfied. For the avoidance of doubt, the Vesting Date for the portion of PSUs that satisfies the Active Requirement after the applicable Performance Requirement is achieved will be different from the Vesting Date for the portion of PSUs that satisfied the Active Requirement prior to achievement of the applicable Performance Requirement.

Active Requirement:	The Active Requirement (and the number of Shares as to which the Active Requirement is met) will be satisfied based on the Participant’s continued employment or service, as applicable, with the Company or any Subsidiary on each date set forth in the table below:

Active Requirement	Cumulative Percentage of Total Number of Shares as to which Active Requirement is Satisfied
First Anniversary of Grant Date	33.3%
Second Anniversary of Grant Date	33.3%
Third Anniversary of Grant Date	33.4%

Continuous employment includes any leave of absence approved by the Company or any Subsidiary. A transfer of the Participant’s employment from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a termination of employment or service for purposes of this Agreement.

If the Participant’s employment or service is terminated for any reason, all PSUs as to which the Active Requirement has not been satisfied as of the date of such termination shall automatically terminate upon such termination. Except as otherwise provided in Section 5, Section 7 or Section 8 of this Agreement, any PSUs as to which the Active Requirement had been satisfied prior to an applicable termination of employment or service will remain outstanding until the satisfaction of the applicable Performance Requirement. If the Participant’s employment or service is terminated for Cause at any time prior to the occurrence of the Vesting Date, all PSUs shall automatically be forfeited upon such termination.

Performance Requirement:	With respect to the MW PSUs (as defined in the Award Agreement), the Performance Requirement for the Performance Period is based on the achievement of megawatt COD production targets, as set forth in the Award Agreement. If the applicable Performance Requirement is not satisfied, the PSUs shall be automatically forfeited.

Acknowledgement:	PSUs will not be deemed granted unless the Participant accepts the grant online before 5:00 p.m. Eastern Time no later than two (2) weeks after the grants/awards have been added to your account and you have received the notification email. By accepting your grant online, you agree that the right is granted under and governed by the Plan and the PSU Award Agreement and acknowledge receipt of these documents as well as the Prospectus for the Plan. Questions regarding your grant can be directed to the Corporate Secretary at equityinfo@ormat.com.

[Signature Page Follows]

The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

ORMAT TECHNOLOGIES, INC. Name: Doron Blachar Title: CEO Date:
PARTICIPANT ________________________

Name:

ORMAT TECHNOLOGIES, INC.

2018 Incentive Compensation Plan

Performance Stock Unit Award Agreement

This Performance Stock Unit Award Agreement (this “PSU Award Agreement”), dated as of the Grant Date set forth in the Notice of Performance Stock Unit Grant to which this PSU Award Agreement is attached (the “Grant Notice”), is made between Ormat Technologies, Inc. and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this PSU Award Agreement (collectively, this “Agreement”).

1.    Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Ormat Technologies, Inc. 2018 Incentive Compensation Plan, as amended from time to time (the “Plan”).

2.    Grant of PSUs. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Relative TSR PSUs and MW PSUs set forth in the Grant Notice.

3.    Vesting Criteria Applicable to Relative TSR PSUs.

(a)    Performance Period. The Performance Period for the Relative TSR PSUs shall commence on the Grant Date and shall end on the third anniversary of Grant Date.

(b)    Performance Requirement. The Performance Requirement for the Performance Period for the Relative TSR PSUs is based on the Company’s Relative TSR, which is the rank (by percentile) of the TSR of the Company relative to the TSR of the companies in the Peer Group, in each case, for the Performance Period, equal to the product of (i) the quotient of (a) the numeric rank of Company’s TSR relative to the Peer Group, where the lowest TSR in the Peer Group is ranked number 1, and (b) the total number of companies in the Peer Group plus 1, rounded to the nearest hundredth, and (ii) 100. All determinations under this Section 3 shall be made by the Committee or its permissible delegate. Definitions applicable to the term “Relative TSR” are set forth below:

(i)    “TSR” shall be measured by dividing (A) the sum of (1) the dividends paid (regardless of whether paid in cash or property) on Common Stock during the Performance Period, assuming reinvestment of such dividends in such stock (based on the closing price of such stock on the ex dividend date), plus (2) the difference between the average closing price of a share of Common Stock on the principal United States exchange on which such stock trades for the twenty (20) trading days occurring immediately prior to the first day of the Performance Period (the “Beginning Average Value”) and the average closing price of a share of such stock on the principal United States exchange on which such stock trades for the twenty (20) trading days immediately prior to and including the last day of the Performance Period (appropriately adjusted for any stock dividend, stock split, spin-off, merger or other similar corporate events affecting such stock), by (B) the Beginning Average Value.

(ii)    “Peer Group” means the companies included on the Standard & Poor’s 500 Index on the first day of the Performance Period, provided, however, the Peer Group may be adjusted or changed by the Committee as circumstances warrant, including, without limitation, the following: (i) if a Peer Group company is acquired by another company, including through a management buy-out or going-private transaction, the acquired company will be removed from the Peer Group for the entire relevant period of measurement, (ii) if a Peer Group company becomes bankrupt, the bankrupt company will remain in the Peer Group, with such bankrupt companies being deemed to have a total shareholder return of negative 100% or (iii) if the Company’s or any Peer Group company’s stock splits (or if there are other similar subdivisions, consolidations or changes in such company’s stock or capitalization), such company’s stock price will be adjusted for the stock split so as not to give an advantage or disadvantage to such company by comparison to the other Peer Group companies.

(c)    Earned Percentage. Except as provided in Section 5 or Section 7 hereof, the Relative TSR PSUs shall be earned based on the Company’s Relative TSR Earned Percentage, as determined from the table below (with the Relative TSR Earned Percentage between the levels set forth in the table determined by linear interpolation, to the nearest one-tenth of one percent).

Relative TSR	Relative TSR Earned Percentage
Less than 35th Percentile	0%
35th Percentile	50%
55th Percentile	100%
75th Percentile and above	150%

(d)    Earned Relative TSR PSUs. Except as otherwise provided in this Agreement, the number of Relative TSR PSUs earned by the Participant (the “Earned Relative TSR PSUs”) shall be the product of the number of Relative TSR PSUs set forth in the Grant Notice multiplied by the Relative TSR Earned Percentage. Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative, in no event shall the Relative TSR Earned Percentage be more than one hundred percent (100%). To the extent that the Relative TSR PSUs do not become Earned Relative TSR PSUs pursuant to this Section 3, such Relative TSR PSUs shall be automatically forfeited.

(e)    Active Requirement. Except as set forth in Sections 5 and 7 below, vesting of the Earned Relative TSR PSUs shall be subject to the Participant’s continued employment or service with the Company or any Subsidiary on the Vesting Date applicable to each portion of Relative TSR PSUs, as set forth in the Grant Notice.

4.    Vesting Criteria Applicable to MW PSUs.

(a)    Performance Period. The Performance Period for the MW PSUs shall commence on the Grant Date and shall end on the third anniversary of Grant Date.

(b)    [Performance Requirement. The Performance Requirement for the Performance Period for the MW PSUs is based on the Company’s megawatt COD production as set forth in the table below; provided, however, that to the extent any megawatt COD production that is attributable to extraordinary or non-routine sources or operations after the Grant Date, such as megawatt COD production derived from a non-routine transaction or acquisition, equals or exceeds 50% of the Performance Requirement, the excess portion of such megawatt COD production shall be excluded from any determination of the achievement of the Performance Requirement. All determinations under this Section 4 shall be made by the Committee or its permissible delegate. Definitions applicable to the term “COD” are set forth below:

(i)    “COD” means commercial operation date and refers to the megawatt production that is derived as of a COD.

(c)    Earned Percentage. Except as provided in Section 5 or Section 7 hereof, the MW PSUs shall be earned based on the Company’s MW Earned Percentage, as determined from the table below (with the MW Earned Percentage between the levels set forth in the table determined by linear interpolation, to the nearest one-tenth of one percent).

MW COD	MW Earned Percentage
[***]	0%
[***]	50%
[***]	100%
[***]	200%

(d)    Earned MW PSUs. Except as otherwise provided in this Agreement, the number of MW PSUs earned by the Participant (the “Earned MW PSUs” and together with the Earned Relative TSR PSUs, the “Earned PSUs”) shall be the product of the number of MW PSUs set forth in the Grant Notice multiplied by the MW Earned Percentage. To the extent that the MW PSUs do not become Earned MW PSUs pursuant to this Section 4, such MW PSUs shall be automatically forfeited.

(e)    Active Requirement. Except as set forth in Sections 5 and 7 below, vesting of the Earned MW PSUs shall be subject to the Participant’s continued employment or service with the Company or any Subsidiary on the Vesting Date applicable to each portion of MW PSUs, as set forth in the Grant Notice.

5.    Termination of Employment. Any PSUs that have not been settled in accordance with Section 6 hereof prior to the date on which the status of employment or service of the Participant with the Company or any Subsidiary shall terminate (any such termination, “Termination of Employment”) shall be immediately and automatically forfeited upon such date, except as follows:

(a)    Termination due to Death. Upon a Termination of Employment by reason of the Participant’s death, then, notwithstanding such Termination of Employment, the Active Requirement set forth in the Grant Notice shall immediately be satisfied with respect to all outstanding and unvested PSUs and the applicable Earned Percentage shall (to the extent not already determined as of the date of such Termination of Employment) be deemed satisfied at 100%. The Earned PSUs shall be settled in accordance with Section 6 hereof.

(b)    Termination other than for Cause. Except as provided in Section 5(a) hereof, upon a Termination of Employment for any reason other than for Cause, any PSUs as to which the Active Requirement had been satisfied prior to such Termination of Employment will remain outstanding until the satisfaction of the applicable Performance Requirement at the end of the Performance Period. In such event, the Participant shall be eligible to receive any Earned PSUs (based on the portion of PSUs that have satisfied the Active Requirement upon the Termination of Employment) that have been achieved based on the Company’s satisfaction of the applicable Earned Percentage. The Earned PSUs shall be settled in accordance with Section 6 hereof.

6.    Settlement of PSUs. As soon as reasonably practicable following the Vesting Date, but in no event later than sixty (60) days following the applicable Vesting Date, the PSUs shall be settled and paid out, as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 8 of this Agreement; provided, however, that if the Participant incurs a Termination of Employment as described in Section 5(a) hereof, then such payment shall be made within sixty (60) days after the date of such Termination of Employment and such Fair Market Value shall be determined as of the date of such Termination of Employment, less applicable taxes in accordance with Section 8. Notwithstanding the foregoing provisions of this Section 6 to the contrary, if at the time of the Participant’s separation from service within the meaning of Code Section 409A, the Participant is a “specified employee” within the meaning of Code Section 409A, any payment hereunder that constitutes a “deferral of compensation” under Code Section 409A and that would otherwise become due on account of such separation from service shall be delayed, and payment shall be made in full upon the earlier to occur of (a) a date during the 31-day period commencing six months and one day following such separation from service and (b) the date of the Participant’s death.

7.    Change in Control

(a)    Change in Control (as defined in the Plan). Notwithstanding Sections 3, 4 and 6 hereof, in the event a Change in Control occurs prior to the settlement of the PSUs in accordance with Section 6 of this Agreement, and provided that the PSUs have not been forfeited pursuant to Section 5 prior to the date of such Change in Control, then:

(i)    PSUs are not Assumed or Replaced. If upon the occurrence of a Change in Control, the Participant’s PSUs are not converted, assumed, or replaced by a successor with an economically equivalent award, then the Active Requirement set forth in the Grant Notice shall immediately be satisfied with respect to all outstanding and unvested PSUs, and the number of Earned PSUs shall be equal to the product of (A) the number of PSUs set forth in the Grant Notice multiplied by (B) the applicable Earned Percentage, with such percentage determined by using the greater of (i) target level of achievement (100%) and (ii) actual level of achievement (as determined by the Committee, in its sole discretion, as constituted immediately prior to the Change in Control). The PSUs shall be settled within sixty (60) days following the consummation of the Change in Control.

(ii)    PSUs are Assumed or Replaced. Except as otherwise provided in an employment agreement between the Participant and the Company or any Subsidiary, if upon the occurrence of a Change in Control, the Participant’s PSUs are converted, assumed, or replaced by a successor with an economically equivalent award, then the outstanding and unvested PSUs shall convert to a restricted stock unit (“RSU”) award and such RSUs shall only remain subject to the Active Requirement set forth in the Grant Notice, with the number of converted RSUs to be calculated based on the product of (A) the number of PSUs set forth in the Grant Notice multiplied by (B) the applicable Earned Percentage, with such percentage determined by using the greater of (i) target level of achievement (100%) and (ii) actual level of achievement (as determined by the Committee, in its sole discretion, as constituted immediately prior to the Change in Control). The converted RSUs shall be settled in accordance with Section 6 of this Agreement.

(b)    Vesting upon CIC Qualification Termination. On February 21, 2023, the Board of Directors of the Company adopted the Ormat Technologies, Inc. Change in Control Severance Plan (the "CIC Severance Plan"). Without derogating the generality of Section 7(a) regarding the treatment of the PSUs upon a Change in Control , to the extent that the Participant participates in the CIC Severance Plan, in the event that the Participant incurs a CIC Qualifying Termination (as defined in the CIC Severance Plan), then the terms of the CIC plan will govern.

8.    Taxes. If and to the extent federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income realized by the Participant upon or after payment or settlement of any portion of the PSUs, or upon disposition of any shares of Common Stock acquired through the payment or settlement of any PSUs, the Company may withhold such required amounts from the Participant’s future paychecks or may require that the Participant deliver to the Company the amounts to be withheld. The Participant may also pay the minimum required federal income tax withholding (and state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon payment or settlement of the PSUs, or to deliver other shares of Common Stock owned by the Participant, in either case having a fair market value (on the date that the withholding amount is to be determined) of the minimum amount required to be withheld, provided that the election will be irrevocable and will be subject to such rules as the Committee may adopt. The Company or any Subsidiary may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Section 21 of the Plan. The provisions specified in Annex A attached hereto shall apply only to Participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of applicable tax. Regardless of any action the Company or any Subsidiary takes with respect to any or all tax withholding obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary).

9.    Dividend Equivalents. No dividend equivalents shall be payable or accumulated in respect of the number of PSUs set forth in the Grant Notice

10.    No Rights as a Shareholder Prior to Issuance of Shares. Neither the Participant nor any other person shall become the beneficial owner of the shares of Common Stock underlying the PSUs, nor have any rights to dividends, Dividend Equivalents or other rights as a shareholder with respect to any such shares of Common Stock, until and after such shares of Common Stock, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

11.    Transferability. The PSUs shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that the Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation, and, in the event of the Participant’s death, any payment due under Section 6 of this Agreement shall be made to the most recently designated such beneficiary, and if no designated beneficiary survives the Participant, any such payment shall be made to the executor or administrator of the Participant’s estate. Any transferred PSUs shall continue to be subject to the terms and conditions of this Agreement.

12.    No Right to Continued Employment or Service. Neither the PSUs nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to Earned PSUs is earned only by continuing as an employee, director or consultant of the Company or any Subsidiary at the will of the Company or such Subsidiary and satisfaction of other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the PSUs hereunder.

13.    The Plan. By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 15 of this Agreement.

14.    Compliance with Securities Laws. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. It is intended that the shares of Common Stock underlying the PSUs shall be registered under the Securities Act of 1933, as amended (the “1933 Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the 1933 Act (“Rule 144”), the Participant may not sell the shares of Common Stock except in compliance with Rule 144. Any certificates representing shares of Common Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the shares of Common Stock as the Company deems appropriate to comply with federal and state securities laws (and if the shares of Common Stock are evidenced on a noncertificated basis, the shares of Common Stock shall be subject to similar stop transfer instructions). The Participant acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Participant wishes to sell the shares of Common Stock or other conditions under Rule 144 which are required of the Company. If so, the Participant understands that the Participant will be precluded from selling the securities under Rule 144 even if the one-year holding period (or any modification thereof under Rule 144) of Rule 144 has been satisfied. Prior to the Participant’s acquisition of the shares of Common Stock, the Participant acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire such securities. The Participant has such knowledge and experience in financial and business matters as to make the Participant capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. The Participant is able to bear the economic risk of his or her investment in the shares of Common Stock. The Participant agrees not to make, without the prior written consent of the Company, any public offering or sale of the shares of Common Stock although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of Rule 144 (or registration of the shares of Common Stock issued pursuant to this Agreement under the 1933 Act) and this Agreement have been satisfied. The Participant further agrees hereby that, as a condition to the issuance of shares upon settlement of the PSUs, the Participant will enter into and perform any underwriter’s lock-up agreement requested by the Company from time to time in connection with public offerings of the Company’s securities.

15.    Notices. All notices required to be given under this Agreement or the Plan shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party, in the case of the Company, at the address set forth in the Grant Notice, or, in the case of the Participant, at the Participant’s address set forth in the Company’s records; provided, however, any such notice to the Participant may be delivered electronically to the Participant’s email address set forth in the Company’s records. Each party to this Agreement agrees to inform the other party immediately upon a change of address. All notices shall be deemed delivered when received.

16.    Adjustments/Changes in Capitalization. The shares of Common Stock underlying the PSUs are subject to the adjustment provisions set forth in Section 18 of the Plan.

17.    Clawback. The PSUs are subject to recoupment in accordance with Section 16(i) of the Plan and any other recoupment or clawback policy adopted by the Company, or as agreed with the Participant.

18.    Other Plans. The Participant acknowledges that any income derived from the PSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary.

19.    Entire Agreement and Amendments. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with Section 19 of the Plan.

20.    Binding Effect. The terms and conditions hereunder shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of the Participant, including, without limitation, the Participant’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of the Participant. This Agreement shall be binding upon and inure to the benefit of any successors to the Company.

21.    Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

22.    Electronic Delivery and Signatures. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs, this Agreement or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. If the Company establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

23.    Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, Delaware law applied without giving effect to any conflicts-of-law principles, except to the extent pre-empted by federal law.

24.    Section 409A. This Agreement and delivery of shares of Common Stock under this Agreement are intended to be exempt from or to comply with Section 409A of the Code and shall be administered and construed in accordance with such intent. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a termination of employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payment hereunder that constitute a “deferral of compensation” under Code Section 409A that becomes due on account of such separation from service. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any Subsidiary be liable to the Participant on account of this Agreement’s failure to (a) qualify for favorable U.S. or foreign tax treatment or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

ANNEX A - TAX WITHOLDING FOR ISRAELI EMPLOYEES

Tax Withholding For Israeli Employees - The provisions specified hereunder shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of applicable tax (such persons, “Israeli Participants”). All defined terms shall have the meaning ascribed to them in the Plan, unless the context requires otherwise.

(i)	For the purposes of this Annex A, the following terms shall have the following meanings:

●	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

●

 “Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and/or additional rights issued with respect thereto, including, but not limited to, bonus shares, and held in trust by a Trustee for the benefit of the Employee.

●	"Award" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Sections 102 or 3(i) of the Ordinance, Awards shall not be settled in cash.

●

"Award Agreement" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Section 102 of the Ordinance, an electronic acceptance may be used only pursuant to a tax ruling to be obtained, if so required by applicable law.

●

“Capital Gain Award" (or "CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(3) of the Ordinance.

●	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

●

“Employee” means a person who is employed by the Company or an Affiliate, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

●	“ITA” means the Israeli Tax Authority.

●

“Ordinary Income Award"("OIA") means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

●	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

●	“Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees) 2003.

●	“Section 102” means Section 102 of the Ordinance and any regulations, Rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

●	“Trustee” means any individual or trust company appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

●	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(ii)

Any tax liability, of any kind due to the Plan, or resulting from it (including, without derogating from the aforementioned, income tax, capital gains tax, social security, surtax and health tax), and any other obligatory payment applicable as a result of the grant of the right, its exercise and Employee's receipt of Common Stock as a result of such exercise or the sale of underlying Common Stock (the "Common Stocks”), will be fully borne by the Employee.

(iii)

The Company recommends that Employee consults with professional advisors and consider the tax implications, including the result of the application of Section 102, of the grant of the right, of its exercise and of the receipt of any Shares.

(iv)

Despite of anything to the contrary in the Plan, with respect to any Approved 102 Award, subject to the provisions of Section 102, an Employee shall not sell, release, assign, transfer or give as collateral or any right with respect to them given to any third party whatsoever (collectively “Transfer”) from trust any Share received upon the exercise of an Approved 102 and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Minimal Restriction Period (as defined below) required under Section 102. Notwithstanding the above, if any such sale or other Transfer occurs during the Minimal Restriction Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Employee.

(v)

In accordance with the provisions of Section 102, the Trustee will hold the right in trust for the benefit of the Employee until the right is exercised, if at all (or until the termination of the exercise period, to the extent the right remains unexercised, as applicable). Consequently, the Trustee will hold the right and/or the shares of Common Stock (including any stock dividend or shares of Common Stock derived from issuance of rights exercised during the right’s exercise period) in trust for the benefit of the Employee for the period set forth in Section 102 and the Rules. Such period is on the date of adoption of this Plan at least (i) in the case of a CGA, 24 months from the date on which the right is granted and deposited with the Trustee; or (ii) in the case of an OIA-, 12 months from the date on which the Right is granted and deposited with the Trustee (the “Minimal Restriction Period”), and will not transfer the right and the shares of Common Stock to the Employee prior to the full payment of the applicable taxes. Transfer of the shares of Common Stock from the Trustee to the Employee or their sale by the Trustee prior to the lapse of the Minimal Restriction Period, might involve tax implications (which the Employee should consider prior to taking any such action).

(vi)

The Company was engaged with the Trustee with respect to the Awards, rights and Common Stocks (the “Trust Agreement”) and the provisions of the Trust Agreement will apply and obligate any Employee who receives rights under the Plan. The main provisions of the Trust Agreement are: (i) the Company will not grant Awards and rights to its Employees but will grant them to the Trustee who will hold them for at least the Minimal Restriction Period; (ii) during the Minimal Restriction Period, the Awards, rights and Common Stocks will not be transferable; and (iii) after termination of the Minimal Restriction Period, the Employee will be entitled to demand that the Trustee transfer the Common Stocks to the Employee’s name, provided either: (A) the tax applicable to the Employee under Section 102 has been paid and the Trustee holds a confirmation for the payment issued by the ITA; or (B) the Trustee has transferred to the ITA the appropriate percentage amount (determined in accordance with the applicable tax rate) of the consideration received by it for the sale of the Common Stocks, on account of the applicable tax. The Plan and the Trust Agreement will apply to any stock dividends and/or rights granted to the Employee, mutatis mutandis.

(vii)

The Company has undertaken not to grant and Awards and rights to Employees under Section 102, unless it received a confirmation from the Employee that the Employee undertakes vis-a-vis the ITA not to exercise the Awards and rights prior to the termination of the Minimal Restriction Period (unless he or she pays all applicable tax).

(viii)

The transfer of the Common Stocks from the Trustee to the Employee or their sale by the Trustee for the benefit of the Employee, all in accordance with the Employee’s order, is possible and may be done in accordance and under the rules, conditions and arrangements to be agreed between the Company and the Trustee and in accordance and subject to applicable law and arrangements (if existing) with the tax authorities.

(ix)

The provisions of Section 102 will apply to the Awards and rights to be granted to the Employees, (i.e., grant to and deposit with the Trustee for the benefit of the Employee), in the capital gain tax route. Any tax liability to the Employee will occur upon the earlier of the time the Common Stocks will be transferred from the Trustee to the Employee or sold by the Trustee, without any tax event occurring on the date of grant of the Award.

(x)

In accordance with Section 12(c)(ix) above, and since the Company has chosen the capital gains tax route, as specified in Section 102, any income resulting from the realization of the benefit by the Employee will be deemed as a capital gain and will be taxed on the date of the tax event at the applicable tax rate of 25%, excluding the portion of the income equaling the difference between the exercise price of the Award, if applicable, and the average price of the Common Stock during the 30 trading days prior to the date of grant, which will be deemed as working income and will be subject to income tax, according to the rate applicable to the Employee, and social security tax and health tax – all provided that all of the provisions of the capitl gains tax route are met.

(xi)

With regards to Approved 102 Awards , the provisions of the Plan shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, shall be considered binding upon the Company and the Employees.

(xii)

 Any tax consequences arising from the grant or exercise of any Award, from the grant of right and/or the underlying Common Stocks, from the payment for stocks covered thereby or from any other event or act (of the Company, and the Trustee or the Employee), hereunder, shall be borne solely by the Employee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Employee shall agree to indemnify the Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.

(xiii)	The Company and/or, when applicable, the Trustee shall not be required to release any stock certificate to an Employee until all required payments (including any tax liability) have been fully made.

(xiv)

With respect to an Unapproved 102 Award, if the Employee ceases to be employed by the Company, the Employee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Common Stocks, all in accordance with the provisions of Section 102.